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                                                                    EXHIBIT 10.6

                          FUTURELINK DISTRIBUTION CORP.

                               ADVISORY AGREEMENT

        Agreement made and entered into as of the 1st day of May, 1999, by and between FUTURELINK DISTRIBUTION CORP., a corporation organized under the laws of the State of Colorado with offices at 300, 250 - 6th Avenue SW, Calgary, AB Canada T2P 3H7 (the "Company"), and COMMONWEALTH ASSOCIATES L.P., a New York limited partnership having offices at 830 Third Avenue, New York, New York 10022 (the "Advisor").

                              W I T N E S S E T H :

        WHEREAS, the Company desires to retain the Advisor and the Advisor desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

        1. Retention. The Company hereby retains the Advisor to perform advisory services related to corporate finance and other financial service matters, and the Advisor hereby accepts such retention. In this regard, the Advisor shall devote such business time and attention to matters on which the Company shall request its services, subject to the direction of the Chief Executive Officer and/or Chairman of the Board of the Company, as shall be determined by the Advisor.

        2. Term. The Advisor's retention hereunder shall be for a term of 12 months commencing on the date first above written (the "Term"), subject to earlier termination as provided herein.

        3.      Compensation.

                (a) As compensation for the services to be rendered hereunder, the Advisor shall receive $5,000 per month payable as follows:
$30,000 for the first six months of the Term upon execution of this Agreement; $5,000 on the first day of each month commencing with the seventh month of the Term.

                (b) The Company shall, to the extent approved in advance by the Company, pay such reasonable expenses as shall be incurred by the officers and employees of the Advisor in connection with the discharge of its duties hereunder, including travel and entertainment, but not including expenses relating to the Advisor's office operations; such payment to be made upon presentation by the Advisor of the details of, and vouchers for, such expenses.

                (c) The Advisor shall have the right, for a purchase price of $.01 per warrant, to receive seven-year warrants to purchase at an exercise price of $.25 per share that number of shares of the Company's Common Stock which equals 25% of the number of shares issuable upon conversion of the notes sold in the private placement contemplated by the Agency Agreement between the parties dated April 14, 1999. The warrants shall be issued on each closing date of the Private Placement in the names and denominations requested by the Advisor.

        4.      Liability and Indemnification.

                (a) The Advisor shall not be subject to liability to the Company or to any officer, director, employee, shareholder or creditor of the Company by virtue of any act or omission in the course of or connected with the rendering or providing of advisory services hereunder, except for acts of willful misconduct, bad faith or gross negligence by the Advisor.


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                (b)     Subject to the provisions of Section 3(b) of this
Agreement, the Company hereby agrees to defend, indemnify and hold harmless the Advisor from and against any and all costs, expenses, and liabilities (including reasonable attorneys' fees) arising from services rendered by the Advisor pursuant to or in connection with this Agreement, except for acts of willful misconduct, bad faith or gross negligence by the Advisor.

        5. Termination. The Company may terminate this Agreement at any time after six months upon written notice to the Advisor.

        6. Notices. Any notices hereunder shall be sent to the Company and the Advisor at their respective addresses above set forth. Any notice shall be given by registered or certified mail, postage prepaid, and shall be deemed to have been given when deposited in the United States mail. Any party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

        7. Governing Law. This Agreement has been made in the State of New York and shall be construed and governed in accordance with the laws thereof without regard to provisions regarding choice of laws.

        8. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous agreements between the parties with respect to the subject matter hereof.

        9. Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                        COMMONWEALTH ASSOCIATES L.P.

                                        By: Commonwealth Associates Management
                                            Corp., its general partner

                                        By: [signed: J. Wynne]
                                           -------------------------------------
                                           Name: Joseph Wynne
                                           Title: Chief Financial Officer


                                        FUTURELINK DISTRIBUTION CORP.


                                        By:    [signed: R. Kilambi]
                                            ------------------------------------
                                            Name: Raghu Kilambi
                                            Title: Chief Financial Officer



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